                                                                   EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
Sybron Dental Specialties, Inc.:

         We consent to incorporation by reference in the registration statement on Form S-3 and related prospectus of Sybron Dental Specialties, Inc. of our reports dated November 13, 2000, except as to Note 16 which is as of December 11, 2000, relating to the combined balance sheets of Sybron Dental Specialties, Inc. and Affiliates as of September 30, 1999 and 2000, and the related combined statements of income, stockholder's equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended September 30, 2000, which reports appear in the September 30, 2000 Annual Report on Form 10-K of Sybron Dental Specialties, Inc. and the reference to our firm under the heading "Experts" in the prospectus.


                                         /s/ KPMG LLP

                                         KPMG LLP


Milwaukee, Wisconsin
April 19, 2001